N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Emerging Markets Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
		Distributions	Distributions	Outstanding	NAV

Class A		1,324,455	0.12		13,839,924	12.61
Class B		0		0		1,706,204	11.08
Class C		0		0		5,831,399	11.00
Class I		1,947,174	0.19		9,545,029	13.16


Evergreen Global Large Cap Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		995,899		0.19		4,970,458	9.27
Class B		6,436		0.02		269,882		8.63
Class C		56,851		0.06		817,215		8.53
Class I		25,059		0.24		91,267		9.56


Evergreen Global Opportunities Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		782,760		0.08		8,684,220	20.12
Class B		0		0		1,943,965	16.45
Class C		0		0		2,756,498	16.55
Class I		300,415		0.19		1,539,713	20.73


Evergreen International Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		8,878,275	0.19		44,093,079	5.41
Class B		471,210		0.10		4,386,287	5.28
Class C		648,547		0.09		6,535,214	5.28
Class I		27,079,186	0.22	   	11,483,481	5.45
Class R		94,528		0.16		554,327		5.34


Evergreen Intrinsic World Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,162,769	0.24		8,281,024	10.44
Class B		3,435		0.23		13,925  	10.26
Class C		10,484		0.23		27,025		10.24
Class I		30,796  	0.30		9,721    	10.40


Evergreen Precious Metals Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0		9,209,919	48.84
Class B		0		0		1,346,204	45.74
Class C		0		0		4,356,705	45.39
Class I		0		0	   	572,974		48.78